Exhibit 99.1

News
Contact: Investor Relations
ViaSat Inc.
760-476-2633
www.viasat.com
ViaSat Announces Record Fiscal Year 2008 Results
Carlsbad, CA — May 13, 2008 — ViaSat Inc. (NASDAQ: VSAT), a producer of innovative satellite and other wireless communications and networking systems, today announced financial results for the fourth quarter and fiscal year 2008. The fiscal fourth quarter results include revenues of $147.4 million, net income of $0.41 per share on a diluted non-GAAP basis or $0.33 per share on a diluted GAAP basis and cash flows from operations of $2.2 million. Financial highlights for the fiscal year include record new contract awards of $560.0 million, revenues of $574.7 million, net income of $1.36 per share on a diluted non-GAAP basis or $1.04 per share on a diluted GAAP basis and cash flows from operations of $48.3 million.
     “ViaSat completed another growth year in fiscal year 2008, with new records in earnings, revenues and orders,” said Mark Dankberg, CEO and chairman of ViaSat. “Pre-tax earnings rose an exceptional 37% over last year’s fourth quarter and 29% for the fiscal year as a whole, though the expiration of the federal R&D tax credit at the end of our third fiscal quarter constrained our EPS growth for both the fourth quarter and the fiscal year. Pre-tax earnings were driven by strong product revenues, which improved operating margins, and supported a 50% increase in discretionary R&D investments. New orders in the fourth quarter were lower than planned, attributable to timing of specific defense programs; however, the Company’s award volume in early fiscal year 2009 has been excellent and puts us on track to overcome the shortfall.”
Financial Results1

(In millions, except per share data)	Q4 2008	Q4 2007	FY 2008	FY 2007
Revenues	$147.4	$132.0	$574.7	$516.6
Net income	$10.5	$8.6	$33.5	$30.2
Diluted per share net income	$0.33	$0.27	$1.04	$0.98
Non-GAAP net income [2]	$12.9	$10.8	$43.8	$39.1
Diluted per share non-GAAP net income [2]	$0.41	$0.34	$1.36	$1.27
Fully diluted weighted average shares	31.6	31.8	32.2	30.9

New orders/Contract awards	$98.3	$125.6	$560.0	$525.0
Sales backlog	$374.4	$388.7	$374.4	$388.7

[1]	ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat’s quarters for fiscal year 2008 ended on June 29, 2007, September 28, 2007, December 28, 2007 and March 28, 2008.

[2]	All non-GAAP numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets) and non-cash stock-based compensation expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the “Reconciliation Between GAAP Net Income and Non-GAAP Net Income” table contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”
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ViaSat News	2
     Effective for the fiscal year ended March 28, 2008, the Company made management and organizational structure changes to better align the organization with our recent strategic changes, which resulted in a new segment presentation. We have recast the data for the prior fiscal year periods presented to conform to the current period presentation. Our Satellite Services segment is primarily comprised of our ViaSat-1 satellite, mobile broadband, and enterprise VSAT service businesses. Our Commercial Networks segment comprises our former Satellite Networks and Antenna Systems segments, except for the Satellite Services segment.
Government Systems Segment
     The Government Systems segment recorded quarterly and annual revenues of $84.1 million and $319.5 million, respectively, an 18.4% increase over the fourth quarter of fiscal year 2007 and a 14.8% increase over the prior year. The fourth quarter year-over-year increase in revenue resulted primarily from higher sales of government satellite communications and information assurance products. New contract awards in our Government Systems segment for the fourth quarter and fiscal year 2008 were $57.7 million and $306.2 million, respectively.
Commercial Networks Segment
     For the Commercial Networks segment, revenues were $61.6 million for the fourth quarter, a 3.2% increase over the fourth quarter of fiscal year 2007. Year-to-date Commercial Networks segment revenues were $248.3 million, a 7.2% increase over the prior year. The revenue growth for the fourth quarter of fiscal year 2008 compared to 2007 was primarily related to higher sales of consumer broadband products and antenna system products, partially offset by a decrease in our enterprise VSAT products sales. New contract awards in our Commercial Networks segment for the fourth quarter and fiscal year 2008 were $38.6 million and $249.7 million, respectively.
Satellite Services Segment
     Our newly established Satellite Services segment contributed revenues of $1.7 million for the fourth quarter, a 25.4% increase over the fourth quarter of fiscal year 2007. Year-to-date Satellite Services segment revenues were $6.8 million, a 1.9% increase over the prior year. The revenue growth for the fourth quarter of fiscal year 2008 compared to 2007 was primarily related to higher revenues in mobile satellite and managed broadband service. New contract awards in our Satellite Services segment for the fourth quarter and fiscal year 2008 were $2.0 million and $4.1 million, respectively.
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ViaSat News	3
Selected Fiscal Year 2008 and Recent Business Highlights
•	Entered into an agreement with WildBlue Communications to supply at least their next 500,000 Ka-band satellite terminals for the WildBlue satellite broadband service. ViaSat also delivered network infrastructure and software upgrades to WildBlue during the year, enabling them to resume selling services in previously sold-out regions.

•	Extended our relationship and collaboration with Eutelsat, including the launch of the Tooway™ consumer broadband satellite service in Europe, and mobile broadband system on high-speed trains operated by the French SNCF railway. ViaSat is the exclusive provider of broadband networking equipment for the Tooway service, which is a forerunner to services that will be provided by Eutelsat’s new high capacity KaSat satellite (scheduled for launch in 2010). The ViaSat-1 satellite in North America and the KaSat satellite in Europe are expected to be the highest capacity and most cost-efficient broadband satellites in the world at launch.

•	Shipped over 250,000 SurfBeam® modems and US Monolithics Ka-band transceivers in support of the WildBlue and Telesat services in North America.

•	Received awards totaling $124 million for Multifunctional Information Distribution System (MIDS) Low Volume Terminal (LVT) products, accessory equipment, and next generation data link development programs. ViaSat also shipped over 430 LVT systems during the year.

•	Commenced work on a military satellite communication product called the Joint Internet Protocol Modem (JIPM) through a subcontract with Globecomm Systems Inc. The new modem is designed to integrate advanced commercial satellite networking, information assurance technologies, and open standard networking for joint military forces.

•	Signed new distribution agreements and received new orders worth $26 million for airborne broadband terminals and satellite services for ARINC SKYLinkSM and Rockwell Collins eXchange™ services.

•	Generated strong growth in antenna systems product sales for government, remote sensing, and service. Also positioned the business for future growth with several new products, primarily in the mobile satellite broadband market, through new product development initiatives and completing the acquisition of JAST, a specialist in small, low-profile antennas.

•	Introduced the KG-250 Release 1.4, the first product to be in full compliance with the HAIPE® Interoperability Specification, Foreign Interoperability (HAIPE IS-FI) standard, following certification from the National Security Agency.
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ViaSat News	4
•	Began shipments of LinkStar® VSAT system with Adaptive Coding and Modulation (ACM), plus exclusive ViaSat Dynamic Link Adaptation (DLA) and AcceleNet® software. LinkStarS2A™ terminals are already installed and operating in South America, Europe, Africa, the U.S, Australia, and all regions of Asia.

•	ICT AcceleNet WAN optimization and application acceleration software product was selected for the 2008 Software CEO/CompTIA Software Innovation Awards in the “Most Innovative Enterprise Software” category.

•	Achieved a listing on the Forbes magazine “200 Best Small Companies” for the sixth time. The list is a compilation of the best small, but growing, businesses in America.
Safe Harbor Statement
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to new orders, award volumes, broadband initiatives in North America and Europe, the ViaSat-1 satellite and the KaSat satellite. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “may,” “will,” “should,” “could, “anticipates” or “intends” or the negative of such terms or other comparable terminology. ViaSat wishes to caution you that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ include: product design flaws or defects; ViaSat’s ability to successfully have manufactured and launch the ViaSat-1 satellite system and implement its satellite service business; ViaSat’s ability to successfully integrate acquired companies; ViaSat’s ability to perform under existing contracts and obtain additional contracts; ViaSat’s ability to develop new products that gain market acceptance; ViaSat’s ability to reach agreement on definitive contracts; changes in product supply, pricing and customer or end user demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability, infringement and other claims; and other factors affecting the communications industry generally. In addition, ViaSat refers you to the risk factors contained in ViaSat SEC filings available at www.sec.gov, including without limitation, the most recent ViaSat Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak
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ViaSat News	5
only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements for any reason.
Conference Call
     ViaSat Inc. will host a conference call on Tuesday, May 13, 2008, at 5:00 p.m. Eastern Time, to discuss the results for the fourth quarter and fiscal year 2008. The dial-in number is (877) 675-4752 in the U.S. and (719) 325-4882 internationally. A replay of the conference call will be available for approximately 24 hours after the original call by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers, and entering the passcode 3825648. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G on the Investor Relations section of our website at investors.viasat.com/events.cfm. The call will be archived and available on that site for approximately one month immediately following the conference call.
About ViaSat (www.viasat.com)
     ViaSat produces innovative satellite and other digital communication products that enable fast, secure, and efficient communications to any location. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies to the U.S. government; and is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services. The company has five subsidiaries: US Monolithics, Efficient Channel Coding, Enerdyne Technologies, Intelligent Compression Technologies and JAST. These companies design and produce complementary products such as monolithic microwave integrated circuits, DVB-S2 satellite communication components, video data link systems, data acceleration and compression products, and mobile satellite antenna systems. ViaSat has locations in Carlsbad, CA, and Duluth, GA, along with its Comsat Laboratories division in Germantown, MD. Additional field offices are located in Boston, MA, Baltimore, MD, Washington DC, Australia, China, India, Italy, and Spain.
Use of Non-GAAP Financial Information
     To supplement ViaSat consolidated financial statements presented in accordance with GAAP, ViaSat uses non-GAAP net income, a measure ViaSat believes is appropriate to enhance an overall understanding of ViaSat past financial performance and prospects for the future. Non-GAAP net income excludes the effects of acquisition charges (amortization of intangible assets) and non-cash stock-based compensation expenses. The non-GAAP numbers for fiscal year 2007 also exclude a cumulative one time adjustment to compensation expense to correct certain historical stock option grants. We believe the non-GAAP results provide useful
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ViaSat News	5
information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these adjusted non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with generally accepted accounting principles. A reconciliation of specific adjustments to GAAP results is provided in the “Reconciliation Between GAAP Net Income and Non-GAAP Net Income” table contained in this release.
Tooway is a trademark of Eutelsat S.A.
HAIPE is a registered trademark of the National Security Agency.
SKYLink is a service mark of ARINC Incorporated.
eXchange is a trademark of Rockwell Collins
SurfBeam and Linkstar are registered trademarks of ViaSat. LinkstarS2a is a trademark of ViaSat.
AcceleNet is a registered trademark of ICT.
Comsat Labs and Comsat Laboratories are tradenames of ViaSat. Neither Comsat Labs nor Comsat
Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.
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ViaSat News
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Twelve months ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
Revenues	$147,410	$132,028	$574,650	$516,566
Operating expenses:
Cost of revenues	106,769	94,150	413,520	380,092
Selling, general & administrative	17,291	19,570	76,365	69,896
Independent research and development	8,058	6,450	32,273	21,631
Amortization of intangible assets	2,389	2,300	9,562	9,502

Income from operations	12,903	9,558	42,930	35,445
Interest, net	1,299	822	5,155	1,741

Income before income taxes and minority interest	14,202	10,380	48,085	37,186
Provision for income taxes	3,658	1,679	13,521	6,755
Minority interest in net earnings of subsidiary, net of tax	22	125	1,051	265

Net Income	$10,522	$8,576	$33,513	$30,166

Diluted net income per share	$0.33	$0.27	$1.04	$0.98

Diluted common equivalent shares	31,626	31,845	32,224	30,893

RECONCILIATION BETWEEN GAAP NET INCOME AND NON-GAAP NET INCOME IS AS FOLLOWS:
GAAP net income	$10,522	$8,576	$33,513	$30,166
Amortization of intangible assets	2,389	2,300	9,562	9,502
Stock-based compensation expense	1,573	1,384	7,123	4,987
Income tax effect	(1,551)	(1,510)	(6,382)	(5,564)

Non-GAAP net income	$12,933	$10,750	$43,816	$39,091

Non-GAAP diluted net income per share	$0.41	$0.34	$1.36	$1.27

Diluted common equivalent shares	31,626	31,845	32,224	30,893
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	March 28, 2008	March 30, 2007
Assets
Current Assets:
Cash and S-T investments	$125,219	$103,392
Accounts receivable, net	155,484	139,789
Inventory	60,326	46,034
Deferred income taxes	18,664	9,721
Other current assets	15,933	9,218

Total current assets	375,626	308,154

Goodwill	66,407	65,988
Other intangible assets, net	25,477	33,601
Property and equip, net	64,693	51,463

Other assets	18,891	24,733

	$551,094	$483,939

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$52,317	$43,516
Accrued liabilities	75,058	77,232
Line of credit	—	—

Total current liabilities	127,375	120,748

Other liabilities	17,290	13,273

Total liabilities	144,665	134,021

Minority interest	2,289	1,123

Total stockholders’ equity	404,140	348,795

	$551,094	$483,939

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